Exhibit 99.1
Contact:
Abaxis, Inc.	Lytham Partners, LLC
Clint Severson, Chief Executive Officer	Joe Dorame, Robert Blum and Joe Diaz
510-675-6500	602-889-9700

Abaxis Reports Financial Performance for the Fourth Quarter and Fiscal 2018 and
Declares a 13% Increase in Quarterly Cash Dividend

Union City, California – April 26, 2018 - Abaxis, Inc. (Nasdaq: ABAX), a global diagnostics company manufacturing point-of-care blood analysis instruments and consumables for the medical and veterinary markets worldwide, today reported financial results for the fourth quarter and fiscal year ended March 31, 2018.

Fourth quarter and fiscal 2018 results include:
•	Revenues of $67.9 million for the fourth quarter, up 17% over last year’s comparable quarter, and $244.7 million for fiscal 2018, up 8% year-over-year.
•
Diluted net income per share of $0.43 for the fourth quarter, compared to $0.33 in last year’s comparable quarter. Diluted net income per share in the fourth quarter includes the effect of a pre-tax gain of $1.2 million ($0.8 million after tax) from the release of a holdback payment due to the sale of an equity method investment and a non-cash charge of $0.5 million as a result of the Tax Cuts and Jobs Act (the “Tax Act”) enacted on December 22, 2017. Excluding these effects, non-GAAP diluted net income per share was $0.42 for the fourth quarter, compared to $0.33 in last year’s comparable quarter.

•
Diluted net income per share of $1.17 in fiscal 2018 compared to $1.44 in fiscal 2017, down 19% year-over-year. Diluted net income per share in fiscal 2018 and 2017 includes the effect of a pre-tax gain of $1.2 million ($0.8 million after tax) and $6.1 million ($3.8 million after tax), respectively, due to the sale of an equity method investment and fiscal 2018 also includes a non-cash charge of $3.4 million due to the Tax Act. Excluding these effects, non-GAAP diluted net income per share was $1.29 for fiscal 2018, compared to $1.27 for fiscal 2017.

Revenues highlights:
•	Medical market revenues of $10.2 million for the fourth quarter, up 8% over last year’s comparable quarter, and $38.6 million for fiscal 2018, up 5% year-over-year.
•	Veterinary market revenues of $56.6 million for the fourth quarter, up 19% over last year’s comparable quarter, and $201.9 million for fiscal 2018, up 8% year-over-year.
•
Revenues from sales of consumables, which include reagent discs, hematology reagent kits, VSpro specialty cartridges, i-STAT cartridges, rapid tests, urinalysis tests and sediment tests, of $53.4 million for the fourth quarter, up 19% over last year’s comparable quarter, and $191.3 million for fiscal 2018, up 9% year-over-year.

•	Total medical and veterinary reagent disc revenues of $35.2 million for the fourth quarter, up 8% over last year’s comparable quarter, and $130.1 million for fiscal 2018, up 5% year-over-year.
•	Total medical and veterinary reagent disc sales of 2.8 million units for the fourth quarter, up 5% over last year’s comparable quarter, and 10.3 million units for fiscal 2018, up 4% year-over-year.
•
Total medical and veterinary instrument revenues of $10.7 million for the fourth quarter, up 8% over last year’s comparable quarter, and $39.1 million for fiscal 2018 compared to $39.3 million in fiscal 2017.

•
Total medical and veterinary instrument sales of 1,964 units for the fourth quarter, compared to 1,461 units in last year’s comparable quarter, and 7,470 units in fiscal 2018 compared to 5,822 units in fiscal 2017.

•	North America revenues of $54.3 million for the fourth quarter, up 17% over last year’s comparable quarter, and $194.7 million for fiscal 2018, up 7% year-over-year.
•	International revenues of $13.6 million for the fourth quarter, up 16% over last year’s comparable quarter, and $50.0 million for fiscal 2018, up 10% year-over-year.

Other financial highlights:
•	Gross profit of $37.3 million for the fourth quarter, compared to $32.2 million, in last year’s comparable quarter.
•	Cash, cash equivalents and investments as of March 31, 2018 of $186.0 million.
•	Abaxis paid dividends of $3.6 million, or $0.16 per share, during the fourth quarter of fiscal 2018.

Management Discussion

Clint Severson, Chairman and Chief Executive Officer of Abaxis said, “We are excited to report revenues of $67.9 million in the fourth quarter, an increase of 17% compared to the same period last year. This is our second consecutive quarter of double-digit revenue growth and we are pleased with the momentum in our business. Growth in our consumables was excellent. Our medical and veterinary reagent disc revenues grew 8% in the fourth quarter of fiscal 2018 over the same period last year and 5% in fiscal 2018 over last year. The growth in our reagent disc revenues reflects the continued strength of our core business.”

Mr. Severson continued, “To drive our growth strategy and long-term revenues, we significantly increased our investment in research and development and sales and marketing expenses in fiscal 2018, which resulted in lower income during the year. We successfully launched three new products, our i-STAT Alinity, VetScan SA Sediment Analyzer and VetScan FLEX4 Rapid Test, during the fourth quarter of fiscal 2018, complementing our existing portfolio of diagnostic products.  The VetScan SA Sediment Analyzer and VetScan FLEX4 Rapid Test contributed over half of our revenue growth in the quarter, reflecting their significance to our business.”

Mr. Severson concluded, “During fiscal 2018, we took very important strategic steps forward, including expanding our field sales force, launching six new products and making continued investments in new product innovation. We continued to manage the company conservatively and fund operations, as well as our quarterly dividend, from internally generated cash flow. We look forward to strong growth in fiscal 2019 and we are optimistic about our future.”

Dividend Declared

Abaxis today announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share of common stock, to be paid on June 15, 2018, to all shareholders of record as of the close of business on June 1, 2018. This represents a 13% increase compared to the prior quarterly dividend of $0.16 per share of common stock.

Results of Operations

Quarterly Results

For the fiscal quarter ended March 31, 2018, Abaxis reported revenues of $67.9 million, as compared with revenues of $58.2 million for the comparable period last year. Revenues from sales of instruments, which include chemistry analyzers, hematology instruments, VSpro specialty analyzers, i‑STAT analyzers, urinalysis instruments and sediment analyzers, increased by $0.7 million, or 8%, compared to the same period last year. Revenues from sales of consumables, which include reagent discs, hematology reagent kits, VSpro specialty cartridges, i‑STAT cartridges, rapid tests, urinalysis tests and sediment tests, increased by $8.6 million, or 19%, over the same period last year.

Abaxis reported income from continuing operations before income tax provision of $14.0 million and net income from continuing operations of $10.0 million for the fiscal quarter ended March 31, 2018, compared to $11.6 million and $7.5 million for the fiscal quarter ended March 31, 2017, respectively. Abaxis’ effective tax rate in the fiscal quarter ended March 31, 2018 was 28%, compared to 35% for the same period last year. During the fiscal quarter ended March 31, 2018, Abaxis recorded a non-cash charge of $0.5 million resulting from the Tax Act.

Abaxis reported diluted net income per share of $0.43 (calculated based on 23,339,000 shares) for the fiscal quarter ended March 31, 2018, compared to $0.33 per share (calculated based on 22,870,000 shares) for the same period last year. Diluted net income per share for the fiscal quarter ended March 31, 2018 includes the effect of a pre-tax gain of $1.2 million ($0.8 million after tax) from the release of a holdback payment due to the sale of an equity method investment in Scandinavian Micro Biodevices APS (“SMB”) in August 2016 and the effect of a non-cash charge of $0.5 million due to a reduction in deferred tax assets resulting from the reduction of the federal tax rate from 35% to 21% as a result of the Tax Act. Excluding these effects, non-GAAP diluted net income per share was $0.42 for the fiscal quarter ended March 31, 2018.

Fiscal 2018 Results

For the fiscal year ended March 31, 2018, Abaxis reported revenues of $244.7 million, as compared with revenues of $227.2 million for the fiscal year ended March 31, 2017. Revenues from instruments sales decreased by $0.2 million, or 0.4%, compared to fiscal 2017. Revenues from consumables sales increased by $16.0 million, or 9%, over fiscal 2017.

Abaxis reported income from continuing operations before income tax provision of $43.4 million and net income from continuing operations of $27.2 million for fiscal 2018, compared to $51.1 million and $32.8 million for fiscal 2017, respectively. Abaxis’ effective tax rate in the fiscal year ended March 31, 2018 was 37%, compared to 36% for the fiscal year ended March 31, 2017. During the fiscal year ended March 31, 2018, Abaxis recorded a non-cash charge of $3.4 million resulting from the Tax Act.

Abaxis reported diluted net income per share of $1.17 (calculated based on 23,135,000 shares) for the fiscal year ended March 31, 2018, compared to $1.44 per share (calculated based on 22,797,000 shares) for the fiscal year ended March 31, 2017. Diluted net income per share for fiscal 2018 includes the effect of a pre-tax gain of $1.2 million ($0.8 million after tax) from the release of a holdback payment due to the sale of an equity method investment and a non-cash charge of $3.4 million due to the Tax Act. Excluding these effects, non-GAAP diluted net income per share was $1.29 for fiscal 2018 compared to $1.27 for fiscal 2017.

Other Reported Information

Non-cash compensation expense recognized for share-based awards during the three months ended March 31, 2018 and 2017 was $3.5 million and $3.0 million, respectively. Abaxis paid $3.6 million in cash dividends to shareholders during the fourth quarter of fiscal 2018.

Conference Call

Abaxis has scheduled a conference call to discuss its financial results at 4:15 p.m. Eastern Time on Thursday, April 26, 2018. Participants can dial (844) 855-9498 or (412) 317-5496 to access the conference call, or can listen via a live Internet webcast, which is available in the Investor Relations section of the company’s website at http://www.abaxis.com. A replay of the call will be available by visiting http://www.abaxis.com for the next 30 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10119767, through May 3, 2018. This press release is also available prior to and after the call via Abaxis’ website or the Securities and Exchange Commission’s website at http://www.sec.gov.

About Abaxis

Abaxis, Inc. is a worldwide developer, manufacturer and marketer of portable blood analysis systems that are used in a broad range of medical specialties in human or veterinary patient care to provide clinicians with rapid blood constituent measurements. Our mission is to improve the efficiency of care delivery to and the quality of life of patients in the medical and veterinary markets. We provide leading edge technology and tools that support best medical practices, enabling physicians and veterinarians to respond to the health needs of their clients at the point of care while operating economical and profitable practices. For more information, visit http://www.abaxis.com.

Non-GAAP Financial Measure

To supplement the financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Abaxis uses the non-GAAP financial measure of non-GAAP diluted net income per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Abaxis defines non-GAAP diluted net income per share as net income per share on a diluted basis excluding from net income the recognized gain from the sale of an equity method investment and related costs, including the portion of our income tax provision associated with such gain and excluding from net income the non-cash charge due to a reduction in deferred tax assets as a result of the Tax Act enacted on December 22, 2017. Abaxis uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding Abaxis’ performance and liquidity by excluding items that we do not believe are indicative of our core business operating results or operating performance. A reconciliation from GAAP net income and GAAP diluted net income per share to non-GAAP net income and non-GAAP diluted net income per share, respectively, has been provided in the financial statement tables included below in this press release.

Forward Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ outlook for fiscal 2019 and its future success, growth strategy and long-term revenues, the continuing strength of Abaxis’ core business, the significance of Abaxis’ new products to its future results and Abaxis’ payment of quarterly dividends. Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts. Forward-looking statements contained in this press release may be affected by risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements, including, but not limited to, risks and uncertainties related to Abaxis’ manufacturing operations, including the vulnerability of its manufacturing operations to potential interruptions and delays and its ability to manufacture products free of defects, Abaxis’ ability to compete effectively, market acceptance of Abaxis’ products, fluctuations in quarterly operating results and difficulty in predicting future results, the performance of Abaxis’ independent distributors and Abaxis’ ability to manage their inventory levels effectively, expansion of Abaxis’ sales and marketing and distribution efforts, Abaxis’ dependence on Abbott Point of Care, Inc. for its U.S. medical sales, dependence on sole or limited source suppliers, the effect of exchange rate fluctuations on international operations, dependence on key personnel, risks related to the protection of Abaxis’ intellectual property or claims of infringement of intellectual property asserted by third parties. Readers should also refer to the section entitled “Risk Factors” in Abaxis’ Annual Report on Form 10-K, and subsequently filed quarterly reports on Form 10-Q filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statements were made. Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Financial Tables to Follow

ABAXIS, INC.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Revenues	$67,918	$58,200	$244,700	$227,220
Cost of revenues	30,590	26,018	111,091	101,375
Gross profit	37,328	32,182	133,609	125,845
Operating expenses:
Research and development	5,660	4,880	23,332	19,795
Sales and marketing	14,649	11,542	53,291	45,249
General and administrative	4,837	4,600	18,331	16,314
Total operating expenses	25,146	21,022	94,954	81,358
Income from operations	12,182	11,160	38,655	44,487
Interest and other income (expense), net	1,783	428	4,745	6,625
Income from continuing operations before income tax provision	13,965	11,588	43,400	51,112
Income tax provision	3,945	4,045	16,223	18,333
Income from continuing operations	10,020	7,543	27,177	32,779
Discontinued operations
Income (loss) from discontinued operations, net of tax	-	7	-	(63)
Net income	$10,020	$7,550	$27,177	$32,716

Net income per share:
Basic
Continuing operations	$0.44	$0.33	$1.20	$1.46
Discontinued operations	-	-	-	(0.01)
Basic net income per share	$0.44	$0.33	$1.20	$1.45

Diluted
Continuing operations	$0.43	$0.33	$1.17	$1.44
Discontinued operations	-	-	-	-
Diluted net income per share	$0.43	$0.33	$1.17	$1.44

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,698	22,539	22,672	22,515
Weighted average common shares outstanding - diluted	23,339	22,870	23,135	22,797

Cash dividends declared per share	$0.16	$0.14	$0.60	$0.52

ABAXIS, INC.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands)

	March 31,	March 31,
	2018	2017
Current assets:
Cash and cash equivalents	$46,277	$91,332
Short-term investments	120,506	51,561
Receivables, net	48,164	40,568
Inventories	44,121	39,010
Prepaid expenses and other current assets	5,138	4,997
Net deferred tax assets, current	-	5,644
Current assets of discontinued operations	42	66
Total current assets	264,248	233,178
Long-term investments	19,240	22,171
Investment in unconsolidated affiliates	3,846	2,850
Property and equipment, net	35,419	34,260
Intangible assets, net	1,017	1,171
Net deferred tax assets, non-current	7,913	4,392
Other assets	9,420	7,624
Total assets	$341,103	$305,646

Current liabilities:
Accounts payable	$11,775	$7,517
Accrued payroll and related expenses	11,280	9,606
Accrued taxes	1,456	2,151
Current liabilities of discontinued operations	66	85
Other accrued liabilities	16,234	11,006
Deferred revenue	816	1,415
Warranty reserve	2,253	1,663
Total current liabilities	43,880	33,443
Non-current liabilities:
Deferred revenue	1,524	1,460
Warranty reserve	3,037	2,695
Net deferred tax liabilities	203	234
Notes payable, less current portion	177	278
Other non-current liabilities	1,589	1,312
Total non-current liabilities	6,530	5,979
Total liabilities	50,410	39,422
Shareholders’ equity:
Common stock	147,000	135,932
Retained earnings	143,870	130,304
Accumulated other comprehensive loss	(177)	(12)
Total shareholders’ equity	290,693	266,224
Total liabilities and shareholders’ equity	$341,103	$305,646

Revenues by Geographic Region and Customer Group
(Unaudited and in thousands)

The following table presents our revenues by source for the three and twelve months ended March 31, 2018 and 2017.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Revenues by Geographic Region
North America	$54,329	$46,525	$194,660	$181,853
International	13,589	11,675	50,040	45,367
Total revenues	$67,918	$58,200	$244,700	$227,220

Revenues by Customer Group
Medical Market	$10,217	$9,472	$38,554	$36,602
Veterinary Market	56,576	47,442	201,904	186,661
Other	1,125	1,286	4,242	3,957
Total revenues	$67,918	$58,200	$244,700	$227,220

Reconciliation from GAAP Net Income to Non-GAAP Net Income and GAAP Diluted Net Income Per Share to Non-GAAP Diluted Net Income Per Share
(In thousands, except per share data)
(Unaudited)

The following tables presents our calculation of non-GAAP net income and non-GAAP diluted net income per share to exclude adjustments for a gain on sale of an equity method investment and related income tax effect recorded in the three and twelve months ended March 31, 2018 and 2017 and a non-cash charge in the three and twelve months ended March 31, 2018 due to a reduction in deferred tax assets resulting from a reduction of the United States federal tax rate from 35% to 21% as a result of the Tax Act.

	Three Months Ended				Twelve Months Ended
	March 31, 2018				March 31, 2018
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Results	Adjustments (1)	Adjustments (2)	Results	Results	Adjustments (1)	Adjustments (2)	Results
Income from operations	$12,182	$-	$-	$12,182	$38,655	$-	$-	$38,655
Interest and other income (expense), net	1,783	(1,181)	-	602	4,745	(1,181)	-	3,564
Income from continuing operations before income tax provision	13,965	(1,181)	-	12,784	43,400	(1,181)	-	42,219
Income tax provision	3,945	(410)	(478)	3,057	16,223	(410)	(3,417)	12,396
Income from continuing operations	10,020	(771)	478	9,727	27,177	(771)	3,417	29,823
Discontinued operations
Income (loss) from discontinued operations, net of tax	-	-	-	-	-	-	-	-
Net income	$10,020	$(771)	$478	$9,727	$27,177	$(771)	$3,417	$29,823

Net income per share:
Basic
Continuing operations	$0.44			$0.43	$1.20			$1.32
Discontinued operations	-			-	-			-
Basic net income per share	$0.44			$0.43	$1.20			$1.32
Diluted
Continuing operations	$0.43			$0.42	$1.17			$1.29
Discontinued operations	-			-	-			-
Diluted net income per share	$0.43			$0.42	$1.17			$1.29

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,698			22,698	22,672			22,672
Weighted average common shares outstanding - diluted	23,339			23,339	23,135			23,135

(1) To exclude an adjustment for a gain on sale of an equity method investment from the release of a holdback payment and related income tax effect of $0.8 million recorded in the three and twelve months ended March 31, 2018.
(2) To exclude the effect of a non-cash charge of $0.5 million and $3.4 million in the three and twelve months ended March 31, 2018, respectively, due to a reduction in deferred tax assets resulting from a reduction of the United States federal tax rate from 35% to 21% as a result of the Tax Act.

	Three Months Ended			Twelve Months Ended
	March 31, 2017			March 31, 2017
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments (1)	Results
Income from operations	$11,160	$-	$11,160	$44,487	$-	$44,487
Interest and other income (expense), net	428	-	428	6,625	(6,054)	571
Income from continuing operations before income tax provision	11,588	-	11,588	51,112	(6,054)	45,058
Income tax provision	4,045	-	4,045	18,333	(2,292)	16,041
Income from continuing operations	7,543	-	7,543	32,779	(3,762)	29,017
Discontinued operations
Income (loss) from discontinued operations, net of tax	7	-	7	(63)	-	(63)
Net income	$7,550	$-	$7,550	$32,716	$(3,762)	$28,954

Net income per share:
Basic
Continuing operations	$0.33		$0.33	$1.46		$1.29
Discontinued operations	-		-	(0.01)		-
Basic net income per share	$0.33		$0.33	$1.45		$1.29
Diluted
Continuing operations	$0.33		$0.33	$1.44		$1.27
Discontinued operations	-		-	-		-
Diluted net income per share	$0.33		$0.33	$1.44		$1.27

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,539		22,539	22,515		22,515
Weighted average common shares outstanding - diluted	22,870		22,870	22,797		22,797

(1) To exclude an adjustment for a gain on sale of an equity method investment and related income tax effect of $3.8 million recorded in the twelve months ended March 31, 2017.